Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year End 2010

Fourth Quarter Revenue Up Year-over-Year: 9% GAAP, 8% Non-GAAP
Fourth Quarter Net Income Up Year-over-Year: 24% GAAP, 10% Non-GAAP

FY 2010 Revenue Down Year-over-Year: 3% GAAP, 6% Non-GAAP
FY 2010 Net Income Up Year-over-Year: 39% GAAP, 1% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 29, 2010--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q4 FY 2010		FY 2010
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$71.9	$72.0	$260.3	$261.7
Net income (in millions)	$7.1	$9.1	$27.9	$35.9
Earnings per share	$0.17	$0.22	$0.67	$0.86

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2010.

Total GAAP revenue for the fourth quarter of fiscal year 2010 was $71.9 million. Non-GAAP revenue for the fourth quarter was $72.0 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. Product revenue on a GAAP basis was $42.3 million, and service revenue was $29.6 million. Non-GAAP product revenue was also $42.3 million, and non-GAAP service revenue was $29.7 million.

GAAP net income for the fourth quarter was $7.1 million, or net income per diluted share of $0.17. GAAP income from operations was $11.5 million. On a non-GAAP basis, net income for the quarter was $9.1 million, or $0.22 per diluted share, and non-GAAP income from operations was $14.9 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

For the fiscal year ended March 31, 2010, NetScout reported total GAAP revenue of $260.3 million; non-GAAP revenue was $261.7 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. GAAP net income for the fiscal year was $27.9 million, or net income per diluted share of $0.67. GAAP income from operations was $45.9 million. Non-GAAP net income for the fiscal year was $35.9 million, or $0.86 per diluted share, and non-GAAP income from operations was $58.7 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

“We are pleased with our fiscal year 2010 results. Despite our fourth quarter earnings pre-announcement, we achieved the full-year revenue and earnings guidance that we released in April 2009,” said Anil Singhal, President and CEO of NetScout Systems. “Total bookings grew 12% year-over-year, driving our deferred revenue up $22 million and demonstrating the strength of our underlying business. We met our goal of expanding operating margins through cost reductions and improved operating efficiencies despite lower revenue. In addition, cash and marketable securities hit a record high, over $170 million, increasing by more than $34 million year-over-year. We expect this momentum to continue into fiscal 2011 driven primarily by the high growth wireless service provider sector plus returning strength in the financial services sector. We have a growing stream of new product offerings scheduled to be released in the coming months which will extend our leadership across all our markets.” Anil Singhal added, “In addition, we have been working on new patent pending technology that will revolutionize the functionality and performance of our solution suite, widen our technology leadership and expand our addressable market.”

Financial and Company Highlights for the Fourth Quarter and Fiscal Year 2010:

  In the fourth quarter of fiscal 2010, GAAP revenue increased 9% year-over-year and increased 2% sequentially. Non-GAAP revenue increased 8% year-over-year and increased 1% sequentially.
  Fourth quarter GAAP and non-GAAP product revenue increased 15% year-over-year and increased 4% sequentially. GAAP service revenue increased 1% year-over-year and decreased 1% sequentially. Non-GAAP service revenue decreased 1% year-over-year and decreased 2% sequentially.
  For fiscal year 2010, GAAP revenue decreased 3% year-over-year and non-GAAP revenue decreased 6% year-over-year. GAAP product revenue decreased 8% year-over-year and GAAP service revenue increased 4% year-over-year. Non-GAAP product revenue decreased 9% year-over-year and non-GAAP service revenue decreased 3% year-over-year.
  Fiscal 2010 GAAP operating margin was 18%, up from 14% in fiscal 2009. Fiscal 2010 and fiscal 2009, non-GAAP operating margin was 22%.
  As of March 31, 2010 cash and cash equivalents and short and long-term marketable securities were $170.6 million, up $19.3 million from $151.3 million as of the end of the prior quarter. Year-over-year, the increase was $34.7 million, up from $135.9 million as of March 31, 2009.
  NetScout released nGenius Integrated Agent, a key component of its ongoing and expanding relationship with Cisco. The nGenius Integrated Agent is a software-based solution for deploying NetScout probe technology into Cisco’s Integrated Service Routers. This extends NetScout’s high-performance packet-flow monitoring and analysis capabilities further out to the network edge and removes the cost and complexity that have traditionally limited an IT organization’s ability to monitor branch office locations.
  In the fourth quarter, Network Computing magazine recognized NetScout’s nGenius® Virtual Agent as “Datacenter Product of the Year” and the nGenius InfiniStream® 2900 Series intelligent Deep Packet Capture appliance was named runner-up for “Service Management Product of the Year”.

Guidance:

In fiscal year 2011, NetScout is adopting new accounting standards relative to multiple deliverable arrangements, including certain arrangements that were within the scope of ASC Topic 985, Software Revenue Recognition. Specifically, this new accounting standard removes tangible products which bundle hardware and software from the more stringent requirements of ASC 985 and requires entities to allocate revenue across the deliverables based on their estimated selling prices. NetScout will report its fiscal year 2011 results under these new standards, but will also disclose what its results would have been under the previously applied standard for comparison with prior periods.

Under the new accounting rules, NetScout expects GAAP and non-GAAP revenue to be in the range of $278 million to $295 million. GAAP net income per diluted share is expected to be in the range of $0.72 to $0.81 and non-GAAP net income per diluted share between $0.91 to $1.00.

Under the former accounting rules, NetScout expects GAAP and non-GAAP revenue would be in the range of $280 million to $297 million. GAAP net income per diluted share would be in the range of $0.75 to $0.84 and non-GAAP net income per diluted share between $0.94 to $1.03.

	Guidance FY 2011 Former Accounting Standards		Guidance FY 2011 New Accounting Standards
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$280 - $297	$280 - $297	$278 - $295	$278 - $295
Earnings per share	$0.75 - $0.84	$0.94 to $1.03	$0.72 - $0.81	$0.91 - $1.00

NetScout uses non-GAAP results internally for reporting and business management as those results most closely reflect the underlying dynamics of the business and are most comparable to prior results. The fiscal year 2011 non-GAAP revenue expectation before and after the accounting change excludes the purchase accounting adjustment to fair value of approximately $100 thousand of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $6.9 million, amortization of acquired intangible assets of approximately $5.9 million, and the related impact of these adjustments on the provision for income taxes of $4.9 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets and integration expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 67207148. A replay of the call will be available after 7:30 p.m. ET on April 29 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 67207148.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, including without limitation, the Company’s statements with respect to its patent pending technology for the packet flow analysis market and other planned new product releases, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2010 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2010	2009	2010	2009
Revenue:
Product	$42,317	$36,791	$142,113	$154,161
Service	29,557	29,295	118,229	113,443
Total revenue	71,874	66,086	260,342	267,604

Cost of revenue:
Product	10,092	10,157	35,564	43,315
Service	5,526	5,273	20,500	20,824
Total cost of revenue	15,618	15,430	56,064	64,139

Gross profit	56,256	50,656	204,278	203,465

Operating expenses:
Research and development	9,581	9,981	36,650	40,189
Sales and marketing	29,253	23,801	99,059	98,818
General and administrative	5,300	6,358	20,609	26,118
Amortization of acquired intangible assets	586	491	2,057	1,962
Total operating expenses	44,720	40,631	158,375	167,087

Income from operations	11,536	10,025	45,903	36,378
Interest and other (expense), net	(536)	(889)	(2,832)	(5,337)

Income before income tax expense	11,000	9,136	43,071	31,041
Income tax expense	3,947	3,462	15,154	10,993
Net income	$7,053	$5,674	$27,917	$20,048

Basic net income per share	$0.17	$0.14	$0.69	$0.51
Diluted net income per share	$0.17	$0.14	$0.67	$0.49
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,386	39,925	40,691	39,351
Net income per share - diluted	42,477	41,505	41,915	40,925

NetScout Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2010	2009	2010	2009

GAAP Revenue	$71,874	$66,086	$260,342	$267,604
Product deferred revenue fair value adjustment	-	10	31	1,860
Service deferred revenue fair value adjustment	112	753	1,286	9,922
Non-GAAP revenue	$71,986	$66,849	$261,659	$279,386

GAAP Gross profit	$56,256	$50,656	$204,278	$203,465
Deferred revenue fair value adjustment	112	763	1,317	11,782
Shared-based compensation expense (1)	119	105	366	336
Amortization of acquired intangible assets (2)	995	995	3,980	3,997
Integration expense (3)	-	50	-	373
Non-GAAP Gross profit	$57,482	$52,569	$209,941	$219,953

GAAP Income from operations	$11,536	$10,025	$45,903	$36,378
Deferred revenue fair value adjustment	112	763	1,317	11,782
Shared-based compensation expense (1)	1,682	1,521	5,456	5,122
Amortization of acquired intangible assets (2)	1,581	1,486	6,037	5,959
Integration expense (3)	-	488	-	1,858
Non-GAAP Income from operations	$14,911	$14,283	$58,713	$61,099

GAAP Net income	$7,053	$5,674	$27,917	$20,048
Deferred revenue fair value adjustment	112	763	1,317	11,782
Shared-based compensation expense (1)	1,682	1,521	5,456	5,122
Amortization of acquired intangible assets (2)	1,581	1,486	6,037	5,959
Integration expense (3)	-	488	-	1,858
Income tax adjustments (4)	(1,283)	(1,618)	(4,868)	(9,394)
Non-GAAP Net income	$9,145	$8,314	$35,859	$35,375

GAAP Diluted Net income per share	$0.17	$0.14	$0.67	$0.49
Share impact of non-GAAP adjustments identified above	0.05	0.06	0.19	0.37
Non-GAAP Diluted net income per share	$0.22	$0.20	$0.86	$0.86

Shares used in computing non-GAAP diluted net income per share	42,477	41,505	41,915	40,925

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$45	$39	$129	$119
Cost of service revenue	74	66	237	217
Research and development	453	389	1,364	1,278
Sales and marketing	705	659	2,299	2,232
General and administrative	405	368	1,427	1,276
Total share-based compensation expense	$1,682	$1,521	$5,456	$5,122

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$995	$3,980	$3,997
Operating expenses	586	491	2,057	1,962
Total amortization expense	$1,581	$1,486	$6,037	$5,959

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$141
Cost of service revenue	-	50	-	232
Research and development	-	82	-	328
Sales and marketing	-	100	-	376
General and administrative	-	256	-	781
Total integration expense	$-	$488	$-	$1,858

(4)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31	March 31
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$63,322	$82,222
Marketable securities	69,875	24,162
Accounts receivable, net	65,556	39,827
Inventories	9,181	6,850
Refundable income taxes	2,730	8,389
Deferred income taxes	2,698	2,796
Prepaid expenses and other current assets	5,422	4,939

Total current assets	218,784	169,185

Fixed assets, net	12,773	13,848
Goodwill	128,177	128,177
Acquired intangible assets, net	53,573	59,610
Deferred income taxes	30,062	34,941
Long-term marketable securities	37,354	29,528
Other assets	1,878	1,445
Total assets	$482,601	$436,734

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,307	$6,385
Accrued compensation	19,806	23,156
Accrued other	5,051	5,407
Income taxes payable	-	1,702
Long-term debt, current portion	11,250	10,000
Deferred revenue	84,196	70,815

Total current liabilities	127,610	117,465

Other long-term liabilities	551	771
Accrued long-term retirement benefits	1,645	1,330
Long-term deferred revenue	17,846	8,937
Long-term debt, net of current portion	68,106	82,500
Total liabilities	215,758	211,003

Stockholders' equity:
Common stock	46	45
Additional paid-in capital	209,146	192,844
Accumulated other comprehensive loss	(1,817)	(1,461)
Treasury stock	(31,691)	(28,939)
Retained earnings	91,159	63,242

Total stockholders' equity	266,843	225,731

Total liabilities and stockholders' equity	$482,601	$436,734

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com